EXHIBIT (21)
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                       Subsidiaries of the Registrant





                          Subsidiary Corporation


          Name: First American National Bank of Pennsylvania, formerly The First National Bank of Everett

          Address:     140 East Main Street
                       Everett, Pennsylvania  15537

          Jurisdiction of
          Incorporation:     National Banking
                             Association, United States
                             of America